EXHIBIT 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 333-74014 on Form S-1 of our report dated March 14, 2007 relating to the financial statements of Campbell Alternative Asset Trust as of and for the years ended December 31, 2006 and 2005, appearing in the Prospectus which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 28, 2008